UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2013

REYNOLDS AMERICAN INC.

(Exact Name of Registrant as Specified in Charter)

North Carolina	1-32258	20-0546644
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 North Main Street

Winston-Salem, North Carolina 27101

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code 336-741-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Offering of New Notes

On September 17, 2013, Reynolds American Inc. (“RAI”) completed an underwritten public offering of $1.1 billion aggregate principal amount of its senior notes, consisting of $550 million aggregate principal amount of 4.850% Senior Notes due 2023 (the “2023 Notes”) and $550 million aggregate principal amount of 6.150% Senior Notes due 2043 (the “2043 Notes” and together with the 2023 Notes, the “New Notes”).

RAI intends to use the net proceeds from the offering of the New Notes to redeem the approximately $200 million outstanding principal amount of RAI’s 7.300% notes due 2015 (the “2015 Notes”) and the approximately $775 million outstanding principal amount of RAI’s 7.625% notes due 2016 (the “2016 Notes,” and together with the 2015 Notes, the “Existing Notes”), as described below in Item 2.04 of this Form 8-K.

The New Notes are unsecured, and are fully and unconditionally guaranteed on a senior unsecured basis by RAI’s material domestic subsidiaries, which are the same guarantors that guarantee its other outstanding notes and its existing revolving credit and term loan facilities, and that are expected to guarantee RAI’s new revolving credit facility (which RAI expects will replace its existing revolving credit facility by October 31, 2013, subject to the terms and conditions of a commitment letter between RAI and a syndicate of lenders, but with there being no assurance that such new facility will be consummated). Any guarantor that is released from its guarantee under RAI’s existing or new revolving credit facility, or any replacement or refinancing thereof, also will be released automatically from its guarantee of the New Notes and RAI’s other outstanding notes. RAI may redeem the New Notes in whole or in part at any time at the applicable redemption price. If RAI experiences specific kinds of changes of control, accompanied by a certain credit ratings downgrade of either series of New Notes, RAI must offer to repurchase such series.

The New Notes were registered pursuant to RAI’s and the guarantors’ shelf registration statement (File Nos. 333-188791-1 through 188791-11) under the Securities Act of 1933, as amended, filed with the Securities and Exchange Commission on May 23, 2013 (the “Registration Statement”). The New Notes were issued under RAI’s Indenture dated May 31, 2006, as supplemented (the “Indenture”).

The forms of 2023 Notes and 2043 Notes are filed as Exhibits 4.1 and 4.2 to this Form 8-K, respectively, and are incorporated by reference into the Registration Statement.

In connection with the offering of the New Notes, RAI and the guarantors entered into an Underwriting Agreement dated September 12, 2013 with Citigroup Global Markets Inc., Goldman, Sachs & Co. and J.P. Morgan Securities LLC, for themselves and as representatives of the several other underwriters named therein. The Underwriting Agreement is filed as Exhibit 1.1 to this Form 8-K and is incorporated by reference into the Registration Statement.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with RAI or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. Certain of the underwriters and their affiliates have been or are lenders or agents under RAI’s existing revolving credit facility and term loan, and it is anticipated that some or all of them will be lenders or agents under RAI’s new revolving credit facility. In addition, an affiliate of one of the underwriters is the trustee under the Indenture.

Item 1.02.	Termination of a Material Definitive Agreement.

The information provided in Item 2.04 of this report is incorporated by reference into this Item 1.02.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information provided in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Redemption of Existing Notes

On September 17, 2013, RAI called for redemption the entire outstanding amounts of its Existing Notes. The date upon which the redemption price is expected to be paid to holders of the Existing Notes is October 17, 2013 (the “Redemption Date”).

The redemption price for each series of Existing Notes is equal to the greater of: (1) 100% of the principal amount of such series; and (2) the sum of the present values of the remaining scheduled payments of principal and interest on such series, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate (as defined in the Existing Notes) plus 50 basis points, plus accrued and unpaid interest on the principal amount of such series to the Redemption Date.

The Existing Notes were issued under the Indenture. Absent the redemption, the 2015 Notes mature on July 15, 2015 and the 2016 Notes mature on June 1, 2016.

RAI expects to pay all or substantially all of the redemption price with the net proceeds of the offering of New Notes.

Item 8.01.	Other Events.

Legal Opinions Regarding New Notes

In connection with the offering of the New Notes, Kilpatrick Townsend & Stockton LLP and Betzer, Roybal & Eisenberg P.C. delivered legal opinions with respect to the validity of the New Notes, which opinions are filed as Exhibits 5.1 and 5.2 to this Form 8-K, respectively, and are incorporated by reference into the Registration Statement.

Third Supplemental Indenture to Indenture

On September 17, 2013, RAI, the guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee, entered into the Third Supplemental Indenture to the Indenture. Among other things, the Third Supplemental Indenture clarifies that any notice, waiting or other time period relating to redemption of notes issued under the Indenture (including the New Notes) may be modified by RAI, the guarantors (each when authorized by a board resolution) and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding notes of all series affected, voting as one class.

The Third Supplemental Indenture is filed as Exhibit 4.3 to this Form 8-K and is incorporated by reference into the Registration Statement

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 12, 2013, by and among Reynolds American Inc., as issuer, Reynolds American Inc.’s subsidiaries that are guaranteeing the New Notes and Citigroup Global Markets Inc., Goldman, Sachs & Co. and J.P. Morgan Securities LLC, for themselves and as representatives of the several other underwriters named therein

4.1	Form of Reynolds American Inc. 4.850% Senior Notes due 2023

4.2	Form of Reynolds American Inc. 6.150% Senior Notes due 2043

4.3	Third Supplemental Indenture, dated September 17, 2013, to Indenture, dated May 31, 2006, by and among Reynolds American Inc., as issuer, and certain of its subsidiaries as guarantors, and The Bank of New York Mellon Trust Company, N.A., as Trustee

5.1	Opinion of Kilpatrick Townsend & Stockton LLP

5.2	Opinion of Betzer, Roybal & Eisenberg P.C.

23.1	Consent of Kilpatrick Townsend & Stockton LLP (included in Exhibit 5.1)

23.2	Consent of Betzer, Roybal & Eisenberg P.C. (included in Exhibit 5.2)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 17, 2013

REYNOLDS AMERICAN INC.

By:	/s/ McDara P. Folan, III
Name:	McDara P. Folan, III
Title:	Senior Vice President, Deputy General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 12, 2013, by and among Reynolds American Inc., as issuer, Reynolds American Inc.’s subsidiaries that are guaranteeing the New Notes and Citigroup Global Markets Inc., Goldman, Sachs & Co. and J.P. Morgan Securities LLC, for themselves and as representatives of the several other underwriters named therein

4.1	Form of Reynolds American Inc. 4.850% Senior Notes due 2023

4.2	Form of Reynolds American Inc. 6.150% Senior Notes due 2043

4.3	Third Supplemental Indenture, dated September 17, 2013, to Indenture, dated May 31, 2006, by and among Reynolds American Inc., as issuer, and certain of its subsidiaries as guarantors, and The Bank of New York Mellon Trust Company, N.A., as Trustee

5.1	Opinion of Kilpatrick Townsend & Stockton LLP

5.2	Opinion of Betzer, Roybal & Eisenberg P.C.

23.1	Consent of Kilpatrick Townsend & Stockton LLP (included in Exhibit 5.1)

23.2	Consent of Betzer, Roybal & Eisenberg P.C. (included in Exhibit 5.2)